Exhibit 99.1

Information Relating to Part II, Item 14. -- Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the sale and distribution of 4,200,000 shares of common stock of Genco Shipping & Trading Limited (the “Company”) by Fleet Acquisition LLC (the “Selling Shareholder”) pursuant to the Company’s registration statement on Form S-3 (File No. 333-140158), which was declared effective by the Securities and Exchange Commission (the “SEC”) on February 7, 2007, as supplemented by the Company's prospectus supplement dated February 14, 2007, other than underwriting discounts and commissions. In addition, the Selling Shareholder has granted the underwriters an option to purchase a maximum of 630,000 additional shares of common stock to cover over-allotments, if any, exercisable at any time until 30 days after February 14, 2007. All of the amounts shown are estimated.

Item	Amount
Legal Fees and Expenses.....................................................	$165,000
Printing Expenses..................................................................	$45,000
Accounting Fees and Expenses..........................................	$100,000
Miscellaneous .......................................................................	$20,000
Total	$330,000